UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 2, 2017

Date of Report (Date of earliest event reported)

Encana Corporation

(Exact name of registrant as specified in its charter)

Canada	1-15226	98-0355077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 4400, 500 Centre Street SE, PO Box 2850

Calgary, Alberta, Canada, T2P 2S5

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (403) 645-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 to Form 8-K (this “Amendment No. 1”) is being filed as an amendment to the Current Report on Form 8-K of Encana Corporation (the “Corporation”), filed with the U.S. Securities and Exchange Commission on May 4, 2017 (the “Original Form 8-K”). The Original Form 8-K was filed to report the final voting results of the Corporation’s 2017 Annual Meeting of Shareholders held on May 2, 2017. The sole purpose of this Amendment No. 1 is to disclose the Corporation’s decision regarding the frequency of future shareholder votes to approve, on a non-binding advisory basis, the compensation of the Corporation’s named executive officers (“Say-on-Pay”). Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Form 8-K, shareholders approved, on a non-binding advisory basis, an annual frequency of Say-on-Pay votes.

Votes for One Year	Percent	Votes for Two Years	Percent	Votes for Three Years	Percent	Abstentions	Percent	Broker Non-Votes

500,125,146	98.50%	1,290,001	0.25%	5,573,136	1.10%	721,087	0.15%	82,526,892

In light of the results of the advisory vote on the frequency of Say-on-Pay votes, the Corporation has determined that it will hold, on a non-binding advisory basis, an annual Say-on-Pay vote. The Corporation’s decision regarding the frequency of future Say-on-Pay votes will remain in effect until such time as the next required vote on such frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2017

ENCANA CORPORATION
(Registrant)

By:		/s/ Dawna I. Gibb
	Name:	Dawna I. Gibb
	Title:	Assistant Corporate Secretary